Exhibit 99.1

KKR & Co. L.P. Announces Second Quarter 2015 Results

Strong Investment Performance Drives Record Economic Net Income

GAAP net income (loss) attributable to KKR & Co. L.P. was $376.3 million and $646.8 million for the quarter and six months ended June 30, 2015, respectively, up from $178.2 million and $388.3 million in the comparable periods of 2014.

Total distributable earnings was $491.4 million and $1,007.9 million for the quarter and six months ended June 30, 2015, respectively, down from $701.0 million and $1,147.8 million in the comparable periods of 2014.

Distribution per common unit was $0.42 and $0.88 for the quarter and six months ended June 30, 2015, respectively, down from $0.67 and $1.10 in the comparable periods of 2014.

Economic net income (“ENI”) was $839.9 million and $1,439.4 million for the quarter and six months ended June 30, 2015, respectively, up from $501.6 million and $1,131.8 million in the comparable periods of 2014.

ENI after taxes per adjusted unit was $0.88 and $1.50 for the quarter and six months ended June 30, 2015, respectively, up from $0.57 and $1.32 in the comparable periods of 2014.

Fee and yield earnings were $180.9 million and $348.9 million for the quarter and six months ended June 30, 2015, respectively, up from $154.2 million and $317.0 million in the comparable periods of 2014.

Book value was $10.9 billion on a total reportable segment basis as of June 30, 2015 or $12.77 per adjusted unit.

Return on equity and cash return on equity were 16.6% and 17.1%, respectively.

Assets under management (“AUM”) and fee paying assets under management (“FPAUM”) totaled $101.6 billion and $83.7 billion, respectively, as of June 30, 2015.

NEW YORK--(BUSINESS WIRE)--July 23, 2015--KKR & Co. L.P. (NYSE: KKR) today reported its second quarter 2015 results.

In April 2015, KKR held its final close for Lending Partners II, the successor fund to the predecessor Lending Partners fund. KKR closed this successor fund with over $1.3 billion of capital commitments, which surpassed the predecessor fund that had $460 million in total capital commitments.

In July 2015, KKR held its final close for Global Infrastructure Investors II, the successor fund to the predecessor Global Infrastructure Investors fund. KKR closed this successor fund with over $3.0 billion of capital commitments, which surpassed the predecessor fund that had $1.0 billion in total capital commitments.

“Our strong investment performance resulted in $840 million of Economic Net Income, a record quarterly figure for KKR,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Additionally, we continued to scale several growth areas including our infrastructure and alternative credit businesses.”

Note: Certain financial measures, including total distributable earnings, FRE, ENI, ENI after taxes, fee and yield earnings, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits B and C for a reconciliation of such measures to financial results prepared in accordance with GAAP.

GAAP RESULTS

GAAP net income (loss) for the quarter and six months ended June 30, 2015, included net income (loss) attributable to KKR & Co. L.P. of $376.3 million and $646.8 million, respectively, and net income (loss) attributable to KKR & Co. L.P. per common unit of $0.78 and $1.35, respectively, on a diluted basis. For the quarter and six months ended June 30, 2014, net income (loss) attributable to KKR & Co. L.P. was $178.2 million and $388.3 million, respectively, and net income (loss) attributable to KKR & Co. L.P. per common unit was $0.43 and $1.06, respectively, on a diluted basis. The increase in both comparable periods was primarily due to (i) an increase in investment income and (ii) an increase in KKR & Co. L.P.’s ownership percentage in the KKR business.

SEGMENT RESULTS

KEY METRICS (UNAUDITED)
(Amounts in millions, except per adjusted unit amounts)

	Quarter Ended			Six Months Ended
	June 30, 2015	June 30, 2014	% Change	June 30, 2015	June 30, 2014	% Change
Total Distributable Earnings

Fees	$272	$254		$572	$582
Realized Cash Carry	252	555		555	749
Net Realized Investment Income	251	282		483	475
Total Cash Revenues	$775	$1,091	(29)%	$1,610	$1,806	(11)%
Total Cash Expenses and Other	284	391		601	658
Total Distributable Earnings	$491	$700	(30)%	$1,009	$1,148	(12)%
Less: Estimated Current Corporate Income Taxes	(26)	(19)		(55)	(52)
Distributable Earnings, net of taxes	$465	$681	(32)%	$954	$1,096	(13)%

Distributable Earnings, net of taxes per KKR & Co. L.P. common unit	$0.57	$0.85	(33)%	$1.17	$1.44	(19)%
Distribution per KKR & Co. L.P. common unit	$0.42	$0.67	(37)%	$0.88	$1.10	(20)%

Payout ratio	75%	78%		76%	76%

Economic Net Income

Management, Monitoring and Transaction Fees, Net	$266	$243		$560	$553
Performance Income	598	429		1,046	785
Investment Income	384	162		604	441
Total Segment Revenues	$1,248	$834	50%	$2,210	$1,779	24%
Total Segment Expenses and Other	501	380		937	770
Economic Net Income, After-Taxes	$747	$454	65%	$1,273	$1,009	26%

Economic Net Income, After-Taxes per Adjusted Unit	$0.88	$0.57	54%	$1.50	$1.32	14%

Fee and Yield Earnings	$181	$154	18%	$349	$317	10%

Other

Book Value per Adjusted Unit	$12.77	$12.52	2%

	Last Twelve Months Ended
	June 30, 2015	June 30, 2014
Return on Equity	16.6%	28.7%
Cash Return on Equity	17.1%	22.2%

Private Markets

AUM was $63.1 billion as of June 30, 2015, an increase of $1.0 billion, compared to AUM of $62.1 billion as of March 31, 2015. The increase was primarily attributable to the appreciation in the fair value of our private equity portfolio and to a lesser extent new capital raised in European Fund IV and Global Infrastructure Investors II. These increases were offset by distributions to limited partners of our private equity funds arising from realizations.

FPAUM was $46.8 billion as of June 30, 2015, a decrease of $0.4 billion, compared to FPAUM of $47.2 billion as of March 31, 2015. The decrease was primarily attributable to distributions to limited partners of our private equity funds arising from realizations which were partially offset by new capital raised in European Fund IV and Global Infrastructure Investors II.

Total segment revenues were $1,004.9 million for the quarter ended June 30, 2015, an increase of $362.0 million, compared to total segment revenues of $642.9 million for the quarter ended June 30, 2014. Total segment revenues were $1,872.9 million for the six months ended June 30, 2015, an increase of $499.3 million, compared to total segment revenues of $1,373.6 million for the six months ended June 30, 2014. The increase in both comparable periods was principally attributable to (i) a higher level of investment income reflecting a higher level of appreciation in our private equity portfolio and (ii) an increase in performance income due to higher net carried interest resulting from more private equity funds earning carried interest and higher net overall appreciation in our private equity portfolio. For the three and six months ended June 30, 2015, the fair value of our private equity portfolio appreciated 7.4% and 11.8%, respectively.

ENI was $666.2 million for the quarter ended June 30, 2015, an increase of $290.0 million, compared to ENI of $376.2 million for the quarter ended June 30, 2014. The increase was primarily attributable to higher total segment revenues as described above, partially offset by higher allocations to the carry pool resulting from the higher levels of net carried interest.

Public Markets

AUM was $38.4 billion as of June 30, 2015, an increase of $1.4 billion, compared to AUM of $37.0 billion as of March 31, 2015. FPAUM was $37.0 billion as of June 30, 2015, an increase of $1.3 billion, compared to FPAUM of $35.7 billion as of March 31, 2015. For both AUM and FPAUM, the increases were primarily attributable to new capital raised, primarily in our CLOs, offset by distributions and redemptions across multiple strategies.

Total segment revenues were $188.2 million for the quarter ended June 30, 2015, an increase of $31.0 million, compared to total segment revenues of $157.2 million for the quarter ended June 30, 2014. The increase in revenues was primarily attributable to an increase in investment income across multiple strategies and the impact of yielding assets of KKR Financial Holdings LLC (“KFN”), which was acquired on April 30, 2014 but was not contributing to our investment income for one month of the second quarter of 2014.

Total segment revenues were $238.2 million for the six months ended June 30, 2015, a decrease of $64.6 million, compared to total segment revenues of $302.8 million for the six months ended June 30, 2014. The decrease was principally attributable to (i) a decrease in investment income due primarily to net unrealized losses in our CLOs and certain other Public Markets related investments and (ii) lower performance income for the period. These decreases were partially offset by an increase in net interest and dividends relating primarily to the yielding assets of KFN, which was acquired on April 30, 2014 but was not contributing to our investment income for the first four months of 2014.

ENI was $136.6 million for the quarter ended June 30, 2015, an increase of $31.0 million, compared to ENI of $105.6 million for the quarter ended June 30, 2014. The increase was principally attributable to the increase in total segment revenues as described above.

ENI was $139.4 million for the six months ended June 30, 2015, a decrease of $64.0 million, compared to ENI of $203.4 million for the six months ended June 30, 2014. The decrease was principally attributable to the decrease in total segment revenues as described above.

Capital Markets

Total segment revenues were $54.7 million for the quarter ended June 30, 2015, an increase of $20.7 million, compared to total segment revenues of $34.0 million for the quarter ended June 30, 2014. The increase in revenues primarily reflect a higher level of overall capital markets transaction activity for the quarter ended June 30, 2015.

Total segment revenues were $99.1 million for the six months ended June 30, 2015, an decrease of $4.1 million, compared to total segment revenues of $103.2 million for the six months ended June 30, 2014. The decrease in revenues primarily reflects a lower level of overall capital markets transaction activity for the six months ended June 30, 2015.

ENI was $37.2 million for the quarter ended June 30, 2015, an increase of $17.4 million, compared to ENI of $19.8 million for the quarter ended June 30, 2014. The increase primarily reflects the increase in total segment revenues as described above.

ENI was $65.3 million for the six months ended June 30, 2015, a decrease of $1.6 million, compared to ENI of $66.9 million for the six months ended June 30, 2014. The decrease primarily reflects the decrease in total segment revenues as described above, largely offset by lower compensation expense.

CAPITAL AND LIQUIDITY

As of June 30, 2015, KKR had $2.0 billion of cash and short-term investments and $3.0 billion of outstanding debt and preferred share obligations on a total reportable segment basis. This includes KFN’s debt obligations of $657.3 million and KFN’s 7.375% Series A LLC preferred shares of $373.8 million, which are non-recourse to KKR beyond the assets of KFN. As of June 30, 2015, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has a $500.0 million revolving credit facility for use in its capital markets business, which was undrawn as of June 30, 2015.

As of June 30, 2015, KKR’s portion of total uncalled commitments to its investment funds was $1.3 billion. See Exhibit A for details.

DISTRIBUTION

A distribution of $0.42 per common unit has been declared, comprised of (i) $0.07 per common unit from after-tax FRE, (ii) $0.18 per common unit from realized cash carry, (iii) $0.10 per common unit from KKR’s net realized investment income and (iv) $0.07 per common unit from KFN’s net realized investment income. The distribution will be paid on August 18, 2015 to unitholders of record as of the close of business on August 3, 2015.

SUPPLEMENTAL INFORMATION

A slide presentation containing supplemental commentary about the Company's financial results for the fiscal quarter ended June 30, 2015 may be accessed through the KKR Investor Relations section of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed below.

CONFERENCE CALL

A conference call to discuss KKR's financial results will be held on Thursday, July 23, 2015 at 10:00 a.m. EDT. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 80669130, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, ENI after taxes, fee and yield earnings, fee and yield EBITDA, equity invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments, net realized investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships ; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues
Fees and Other	$255,874	$249,370	$547,219	$552,296
Expenses
Compensation and Benefits	411,691	358,730	776,690	689,768
Occupancy and Related Charges	16,172	16,059	31,904	31,467
General, Administrative and Other	126,314	210,536	260,616	337,261
Total Expenses	554,177	585,325	1,069,210	1,058,496
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	3,110,604	1,971,850	5,030,429	3,944,030
Dividend Income	360,556	272,902	439,371	369,606
Interest Income	302,985	215,872	599,143	377,832
Interest Expense	(139,427)	(65,997)	(251,390)	(100,728)
Total Investment Income (Loss)	3,634,718	2,394,627	5,817,553	4,590,740

Income (Loss) Before Taxes	3,336,415	2,058,672	5,295,562	4,084,540

Income Taxes	30,547	6,176	46,685	27,878

Net Income (Loss)	3,305,868	2,052,496	5,248,877	4,056,662

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	(891)	(6,809)	1,042	3,828
Net Income (Loss) Attributable to
Noncontrolling Interests and Appropriated Capital	2,930,453	1,881,090	4,601,022	3,664,578

Net Income (Loss) Attributable to KKR & Co. L.P.	$376,306	$178,215	$646,813	$388,256

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.84	$0.47	$1.47	$1.16
Diluted (a)	$0.78	$0.43	$1.35	$1.06
Weighted Average Common Units Outstanding
Basic	446,794,950	377,542,161	440,867,813	335,748,498
Diluted (a)	482,651,491	410,179,838	477,467,220	367,877,049

(a)	KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$181,401	$173,780	$178,674	$355,181	$374,067
Monitoring Fees	47,713	97,838	29,610	145,551	65,973
Transaction Fees	92,951	103,286	84,305	196,237	247,821
Fee Credits	(56,458)	(80,494)	(49,830)	(136,952)	(134,498)
Total Management, Monitoring and Transaction Fees, Net	265,607	294,410	242,759	560,017	553,363
Performance Income
Realized Carried Interest	252,227	302,425	555,488	554,652	749,038
Incentive Fees	5,893	5,665	11,478	11,558	28,497
Unrealized Carried Interest	340,366	139,284	(137,826)	479,650	7,821
Total Performance Income	598,486	447,374	429,140	1,045,860	785,356
Investment Income (Loss)
Net Realized Gains (Losses)	176,260	180,667	221,661	356,927	403,389
Net Unrealized Gains (Losses)	131,984	(10,721)	(119,935)	121,263	(34,176)
Total Realized and Unrealized	308,244	169,946	101,726	478,190	369,213
Net Interest and Dividends	75,406	50,675	60,432	126,081	71,596
Total Investment Income (Loss)	383,650	220,621	162,158	604,271	440,809
Total Segment Revenues	1,247,743	962,405	834,057	2,210,148	1,779,528
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	98,871	107,027	91,444	205,898	200,359
Realized Allocation to Carry Pool	100,891	120,970	222,195	221,861	299,615
Unrealized Allocation to Carry Pool	136,566	55,631	(53,435)	192,197	5,255
Total Compensation and Benefits	336,328	283,628	260,204	619,956	505,229
Occupancy and Related Charges	15,475	14,796	14,757	30,271	28,946
Other Operating Expenses	51,613	60,946	54,311	112,559	107,112
Total Segment Expenses	403,416	359,370	329,272	762,786	641,287
Income (Loss) attributable to noncontrolling interests	4,383	3,622	3,206	8,005	6,408
Economic Net Income (Loss) (a)	$839,944	$599,413	$501,579	$1,439,357	$1,131,833
Provision for Income Taxes	44,836	21,235	6,330	66,071	42,911
Equity-based Charges	48,453	52,265	40,877	100,718	80,230
Economic Net Income (Loss), After Taxes (b)	$746,655	$525,913	$454,372	$1,272,568	$1,008,692

Economic Net Income (Loss), After Taxes Per Adjusted Unit	$0.88	$0.62	$0.57	$1.50	$1.32
Weighted Average Adjusted Units (Fully Diluted Basis) (a)	852,128,762	848,061,661	800,747,528	850,106,448	762,873,784

Assets Under Management	$101,569,600	$99,128,000	$97,957,900	$101,569,600	$97,957,900
Fee Paying Assets Under Management	$83,732,800	$82,884,500	$79,656,300	$83,732,800	$79,656,300
Equity Invested and Syndicated Capital	$2,011,100	$2,945,400	$2,345,500	$4,956,500	$5,722,800
Uncalled Commitments	$25,906,300	$21,555,600	$19,784,200	$25,906,300	$19,784,200

Other Information
Fee Related Earnings	$105,541	$117,306	$93,725	$222,847	$245,443
Plus: Net Interest and Dividends	75,406	50,675	60,432	126,081	71,596
Fee and Yield Earnings (a)	$180,947	$167,981	$154,157	$348,928	$317,039
Plus: Depreciation and Amortization	3,918	3,881	4,140	7,799	8,175
Plus: Core Interest Expense	30,750	25,332	19,205	56,082	37,605
Fee and Yield EBITDA (a)	$215,615	$197,194	$177,502	$412,809	$362,819

Total Distributable Earnings (a)	$491,407	$516,531	$700,973	$1,007,938	$1,147,781
GAAP interest expense	$139,427	$111,963	$65,997	$251,390	$100,728
Less: interest expense related to debt obligations
from investment financing arrangements and KFN	108,677	86,631	46,792	195,308	63,123
Core Interest Expense (a)	$30,750	$25,332	$19,205	$56,082	$37,605

(a)	See definitions for economic net income (loss), adjusted units, fee and yield earnings, fee and yield EBITDA, total distributable earnings and core interest expense under “Notes to Reportable Segments.”
(b)	Represents economic net income (loss) after reductions for income taxes and equity-based charges.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$115,346	$109,276	$111,542	$224,622	$234,581
Monitoring Fees	47,713	97,838	29,610	145,551	65,973
Transaction Fees	40,321	46,599	45,340	86,920	138,360
Fee Credits	(53,286)	(69,906)	(43,478)	(123,192)	(123,816)
Total Management, Monitoring and Transaction Fees, Net	150,094	183,807	143,014	333,901	315,098

Performance Income
Realized Carried Interest	243,274	302,425	555,488	545,699	724,288
Incentive Fees	—	—	—	—	—
Unrealized Carried Interest	312,379	126,937	(163,564)	439,316	(17,788)
Total Performance Income	555,653	429,362	391,924	985,015	706,500

Investment Income (Loss)
Net Realized Gains (Losses)	145,817	183,264	207,892	329,081	384,090
Net Unrealized Gains (Losses)	145,094	79,363	(122,729)	224,457	(52,056)
Total Realized and Unrealized	290,911	262,627	85,163	553,538	332,034
Net Interest and Dividends	8,234	(7,831)	22,760	403	19,952
Total Investment Income (Loss)	299,145	254,796	107,923	553,941	351,986
Total Segment Revenues	1,004,892	867,965	642,861	1,872,857	1,373,584

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	65,939	73,967	56,522	139,906	123,420
Realized Allocation to Carry Pool	97,310	120,970	222,195	218,280	289,715
Unrealized Allocation to Carry Pool	125,371	50,693	(63,730)	176,064	(4,987)
Total Compensation and Benefits	288,620	245,630	214,987	534,250	408,148
Occupancy and Related Charges	11,832	11,016	11,764	22,848	23,324
Other Operating Expenses	38,125	42,116	39,589	80,241	79,648
Total Segment Expenses	338,577	298,762	266,340	637,339	511,120

Income (Loss) attributable to noncontrolling interests	143	719	335	862	850

Economic Net Income (Loss)	$666,172	$568,484	$376,186	$1,234,656	$861,614

Assets Under Management	$63,129,200	$62,139,400	$59,417,000	$63,129,200	$59,417,000
Fee Paying Assets Under Management	$46,758,800	$47,161,900	$46,167,300	$46,758,800	$46,167,300
Equity Invested	$1,258,200	$2,047,400	$1,454,400	$3,305,600	$4,006,200
Uncalled Commitments	$21,078,400	$18,690,000	$17,109,800	$21,078,400	$17,109,800

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$66,055	$64,504	$67,132	$130,559	$139,486
Monitoring Fees	—	—	—	—	—
Transaction Fees	3,873	13,430	7,350	17,303	13,372
Fee Credits	(3,172)	(10,588)	(6,352)	(13,760)	(10,682)
Total Management, Monitoring and Transaction Fees, Net	66,756	67,346	68,130	134,102	142,176

Performance Income
Realized Carried Interest	8,953	—	—	8,953	24,750
Incentive Fees	5,893	5,665	11,478	11,558	28,497
Unrealized Carried Interest	27,987	12,347	25,738	40,334	25,609
Total Performance Income	42,833	18,012	37,216	60,845	78,856

Investment Income (Loss)
Net Realized Gains (Losses)	31,192	684	14,284	31,876	19,763
Net Unrealized Gains (Losses)	(11,988)	(87,877)	3,751	(99,865)	18,565
Total Realized and Unrealized	19,204	(87,193)	18,035	(67,989)	38,328
Net Interest and Dividends	59,390	51,872	33,822	111,262	43,399
Total Investment Income (Loss)	78,594	(35,321)	51,857	43,273	81,727
Total Segment Revenues	188,183	50,037	157,203	238,220	302,759

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	22,785	24,005	26,904	46,790	53,649
Realized Allocation to Carry Pool	3,581	—	—	3,581	9,900
Unrealized Allocation to Carry Pool	11,195	4,938	10,295	16,133	10,242
Total Compensation and Benefits	37,561	28,943	37,199	66,504	73,791
Occupancy and Related Charges	2,977	3,122	2,544	6,099	4,716
Other Operating Expenses	10,617	14,954	11,474	25,571	19,981
Total Segment Expenses	51,155	47,019	51,217	98,174	98,488

Income (Loss) attributable to noncontrolling interests	478	175	385	653	907

Economic Net Income (Loss)	$136,550	$2,843	$105,601	$139,393	$203,364

Assets Under Management	$38,440,400	$36,988,600	$38,540,900	$38,440,400	$38,540,900
Fee Paying Assets Under Management	$36,974,000	$35,722,600	$33,489,000	$36,974,000	$33,489,000
Equity Invested	$320,800	$649,300	$724,400	$970,100	$1,458,500
Uncalled Commitments	$4,827,900	$2,865,600	$2,674,400	$4,827,900	$2,674,400
Gross Dollars Invested	$1,110,100	$1,210,800	$768,200	$2,320,900	$1,757,900

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—	$—	$—
Monitoring Fees	—	—	—	—	—
Transaction Fees	48,757	43,257	31,615	92,014	96,089
Fee Credits	—	—	—	—	—
Total Management, Monitoring and Transaction Fees, Net	48,757	43,257	31,615	92,014	96,089

Performance Income
Realized Carried Interest	—	—	—	—	—
Incentive Fees	—	—	—	—	—
Unrealized Carried Interest	—	—	—	—	—
Total Performance Income	—	—	—	—	—

Investment Income (Loss)
Net Realized Gains (Losses)	(749)	(3,281)	(515)	(4,030)	(464)
Net Unrealized Gains (Losses)	(1,122)	(2,207)	(957)	(3,329)	(685)
Total Realized and Unrealized	(1,871)	(5,488)	(1,472)	(7,359)	(1,149)
Net Interest and Dividends	7,782	6,634	3,850	14,416	8,245
Total Investment Income (Loss)	5,911	1,146	2,378	7,057	7,096
Total Segment Revenues	54,668	44,403	33,993	99,071	103,185

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	10,147	9,055	8,018	19,202	23,290
Realized Allocation to Carry Pool	—	—	—	—	—
Unrealized Allocation to Carry Pool	—	—	—	—	—
Total Compensation and Benefits	10,147	9,055	8,018	19,202	23,290
Occupancy and Related Charges	666	658	449	1,324	906
Other Operating Expenses	2,871	3,876	3,248	6,747	7,483
Total Segment Expenses	13,684	13,589	11,715	27,273	31,679

Income (Loss) attributable to noncontrolling interests	3,762	2,728	2,486	6,490	4,651

Economic Net Income (Loss)	$37,222	$28,086	$19,792	$65,308	$66,855

Syndicated Capital	$432,100	$248,700	$166,700	$680,800	$258,100

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of		As of
	June 30, 2015		December 31, 2014
Cash and short-term investments	$2,025,779		$1,121,385
Investments	9,743,800	(a)	9,807,606
Unrealized carry (b)	1,579,405	(b)	1,283,022	(b)
Other assets	1,025,889		999,654
Total assets	$14,374,873		$13,211,667

Debt obligations - KKR (ex-KFN)	$2,000,000		$1,527,000
Debt obligations - KFN	657,310		657,310
Preferred shares - KFN	373,750		373,750
Other liabilities	334,426		413,808
Total liabilities	3,365,486		2,971,868
Noncontrolling interests	126,140		121,574
Book value	$10,883,247		$10,118,225

Book value per adjusted unit	$12.77		$12.07

(a) See schedule of investments that follows on the next page.

	As of		As of
(b) Unrealized Carry	June 30, 2015		December 31, 2014
Private Markets	$1,468,815		$1,196,633
Public Markets	110,590		86,389
Total	$1,579,405		$1,283,022

KKR
SCHEDULE OF INVESTMENTS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of June 30, 2015

Investments	Cost	Fair Value	Fair Value as a Percentage of Total Investments

Private Equity Co-Investments	$2,285,974	$2,909,238	29.9%
Private Equity Funds	822,314	1,103,850	11.3%
Private Equity Total	3,108,288	4,013,088	41.2%
Energy	969,845	721,413	7.4%
Real Estate	729,454	775,054	8.0%
Infrastructure	172,138	180,351	1.9%
Real Assets Total	1,871,437	1,676,818	17.3%

Private Markets Total	4,979,725	5,689,906	58.5%

Special Situations	769,487	832,958	8.5%
Direct Lending	126,019	124,702	1.3%
Mezzanine	89,287	96,125	0.9%
Alternative Credit	984,793	1,053,785	10.7%
CLOs	1,493,080	1,309,936	13.4%
Liquid Credit	177,781	181,120	1.9%
Credit Total	2,655,654	2,544,841	26.0%

Specialty Finance	282,648	250,893	2.6%

Public Markets Total	2,938,302	2,795,734	28.6%

Other	1,251,224	1,258,160	12.9%

Total Investments	$9,169,251	$9,743,800	100.0%

Significant Aggregate Portfolio Company Investments: (a)
First Data Corporation	$1,061,332	$1,309,329	13.4%
Walgreens Boots Alliance	165,776	615,574	6.3%
HCA Inc.	29,455	226,780	2.3%
Zimmer Biomet Holdings Inc.	68,572	100,485	1.0%
U.S. Foodservice, Inc.	80,000	96,000	1.0%
	1,405,135	2,348,168	24.0%
Other Investments	7,764,116	7,395,632	76.0%
Total Investments	$9,169,251	$9,743,800	100.0%

(a)	The significant aggregate portfolio company investments include the top five private equity investments in portfolio companies (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair market value as of June 30, 2015. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended June 30, 2015
March 31, 2015	$62,139,400	$36,988,600		$99,128,000
New Capital Raised	1,142,700	2,201,700		3,344,400
Distributions	(3,447,000)	(1,385,300)	(b)	(4,832,300)
Change in Value	3,294,100	635,400		3,929,500
June 30, 2015	$63,129,200	$38,440,400		$101,569,600

Six Months Ended June 30, 2015
December 31, 2014	$61,505,800	$37,106,700		$98,612,500
New Capital Raised	2,733,800	4,449,600		7,183,400
Distributions	(6,414,000)	(3,233,900)	(c)	(9,647,900)
Net Changes in Fee Base of Certain Funds (a)	—	(238,600)		(238,600)
Change in Value	5,303,600	356,600		5,660,200
June 30, 2015	$63,129,200	$38,440,400		$101,569,600

Trailing Twelve Months Ended June 30, 2015
June 30, 2014	$59,417,000	$38,540,900		$97,957,900
New Capital Raised	7,086,700	8,635,800		15,722,500
Distributions	(10,504,000)	(8,117,500)	(d)	(18,621,500)
Net Changes in Fee Base of Certain Funds (a)	—	(238,600)		(238,600)
Change in Value	7,129,500	(380,200)		6,749,300
June 30, 2015	$63,129,200	$38,440,400		$101,569,600

*	Excludes those assets managed by entities where KKR does not hold more than a 50% ownership interest.
(a)	Represents the impact of certain funds entering the post-investment period.
(b)	Includes $463.7 million of redemptions by fund investors.
(c)	Includes $1,116.9 million of redemptions by fund investors.
(d)	Includes $3,132.4 million of redemptions by fund investors.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended June 30, 2015
March 31, 2015	$47,161,900	$35,722,600		$82,884,500
New Capital Raised	1,123,600	2,023,200		3,146,800
Distributions	(1,723,600)	(1,193,800)	(b)	(2,917,400)
Change in Value	196,900	422,000		618,900
June 30, 2015	$46,758,800	$36,974,000		$83,732,800

Six Months Ended June 30, 2015
December 31, 2014	$47,262,500	$35,783,900		$83,046,400
New Capital Raised	2,444,100	4,217,000		6,661,100
Distributions	(2,684,700)	(2,780,200)	(c)	(5,464,900)
Net Changes in Fee Base of Certain Funds (a)	—	(325,200)		(325,200)
Change in Value	(263,100)	78,500		(184,600)
June 30, 2015	$46,758,800	$36,974,000		$83,732,800

Trailing Twelve Months Ended June 30, 2015
June 30, 2014	$46,167,300	$33,489,000		$79,656,300
New Capital Raised	6,385,600	10,371,500		16,757,100
Distributions	(5,151,600)	(5,683,500)	(d)	(10,835,100)
Net Changes in Fee Base of Certain Funds (a)	—	(325,200)		(325,200)
Change in Value	(642,500)	(877,800)		(1,520,300)
June 30, 2015	$46,758,800	$36,974,000		$83,732,800

*	Excludes those assets managed by entities where KKR does not hold more than a 50% ownership interest.
(a)	Represents the impact of certain funds entering the post-investment period.
(b)	Includes $463.7 million of redemptions by fund investors.
(c)	Includes $1,116.9 million of redemptions by fund investors.
(d)	Includes $3,132.4 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of June 30, 2015
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
European Fund IV	12/2014	12/2020	$2,670.1	$2,509.1	7.4%	$161.0	$—	$161.0	$206.6
Asian Fund II (b)	4/2013	4/2019	5,825.0	4,045.0	1.3%	2,052.0	272.0	1,779.9	3,032.7
North America Fund XI (b)	9/2012	9/2018	8,718.4	4,512.6	2.9%	5,024.4	1,024.2	4,205.7	6,331.8
China Growth Fund	11/2010	11/2016	1,010.0	448.1	1.0%	561.9	61.1	544.5	782.5
E2 Investors (Annex Fund)	8/2009	11/2013	195.8	—	4.9%	195.8	195.7	18.1	77.2
European Fund III	3/2008	3/2014	6,141.0	789.1	4.6%	5,351.9	4,269.1	3,338.3	4,520.4
Asian Fund	7/2007	4/2013	3,983.3	147.5	2.5%	3,835.8	5,343.1	1,954.9	2,699.1
2006 Fund	9/2006	9/2012	17,642.2	525.6	2.1%	17,116.6	16,154.9	8,760.3	14,972.7
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	6,574.3	841.1	1,722.1
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	11,699.6	1,219.7	2,232.2
European Fund	12/1999	12/2005	3,085.4	—	3.2%	3,085.4	8,736.6	—	44.5
Total Private Equity Funds			61,022.0	12,977.0		49,135.6	54,330.6	22,823.5	36,621.8

Co-Investment Vehicles (b)	Various	Various	5,506.1	2,531.1	Various	3,072.4	1,710.8	2,243.2	3,265.0

Total Private Equity			66,528.1	15,508.1		52,208.0	56,041.4	25,066.7	39,886.8

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,974.2	1,217.7	12.8%	756.5	109.9	691.0	582.6
Natural Resources Fund	Various	Various	887.4	2.9	Various	884.5	96.6	809.9	340.1
Global Energy Opportunities (b)	Various	Various	1,026.4	809.6	Various	250.2	53.6	218.4	146.0
Global Infrastructure Investors (b)	9/2011	10/2014	1,040.1	132.8	4.8%	935.2	123.8	907.2	975.3
Global Infrastructure Investors II	10/2014	10/2020	2,838.7	2,788.4	4.4%	50.3	—	50.3	53.7
Infrastructure Co-Investments	Various	Various	1,125.0	—	Various	1,125.0	338.3	1,125.0	1,560.2
Real Estate Partners Americas (b)	5/2013	12/2016	1,229.1	618.9	16.3%	718.3	257.3	609.8	688.1
Real Assets			10,120.9	5,570.3		4,720.0	979.5	4,411.6	4,346.0

Private Markets Total			76,649.0	21,078.4		56,928.0	57,020.9	29,478.3	44,232.8

Public Markets
Special Situations Fund	12/2012	12/2015	2,144.0	168.4	11.6%	1,975.6	144.0	1,975.6	2,348.4
Special Situations Fund II	12/2014	(c)	1,694.5	1,609.4	8.9%	85.1	—	85.0	97.6
Mezzanine Fund	3/2010	3/2015	1,022.8	165.5	4.4%	857.3	354.1	708.6	789.1
Lending Partners	12/2011	12/2014	460.2	81.9	15.2%	378.3	140.3	349.5	347.4
Lending Partners II	06/2014	06/2017	1,335.9	902.6	3.7%	433.3	—	433.3	469.1
Lending Partners Europe	03/2015	03/2018	556.6	525.2	7.3%	31.4	—	31.4	36.7
Other Alternative Credit Vehicles	Various	Various	3,650.3	1,374.9	Various	2,275.4	1,242.8	1,537.6	1,814.9

Public Markets Total			10,864.3	4,827.9		6,036.4	1,881.2	5,121.0	5,903.2

Grand Total			$87,513.3	$25,906.3		$62,964.4	$58,902.1	$34,599.3	$50,136.0

(a)	Reflects investment vehicles for which KKR has the ability to earn carried interest.
(b)	The “Invested” and “Realized” columns include the amounts of any realized investments that restored the unused capital commitments of the fund investors.
(c)	Three years from final close.

KKR
DISTRIBUTION CALCULATION (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Cash Revenues
Fees	$271,500	$300,075	$254,237	$571,575	$581,860
Realized cash carry	252,227	302,425	555,488	554,652	749,038
Net realized investment income - KKR (ex-KFN)	195,408	191,477	245,711	386,885	438,603
Net realized investment income - KFN	56,258	39,865	36,382	96,123	36,382
Total Cash Revenues	775,393	833,842	1,091,818	1,609,235	1,805,883

Cash Expenses
Cash compensation and benefits	98,871	107,027	91,444	205,898	200,359
Realized cash carry allocated to carry pool	100,891	120,970	222,195	221,861	299,615
Occupancy and related charges	15,475	14,796	14,757	30,271	28,946
Other operating expenses	51,613	60,946	54,311	112,559	107,112
Total Cash Expenses	266,850	303,739	382,707	570,589	636,032

Cash income (loss) before noncontrolling interests and local taxes	508,543	530,103	709,111	1,038,646	1,169,851

Less: local income taxes	(12,753)	(9,950)	(4,932)	(22,703)	(15,662)
Less: noncontrolling interests	(4,383)	(3,622)	(3,206)	(8,005)	(6,408)
Total Distributable Earnings	491,407	516,531	700,973	1,007,938	1,147,781
Less: estimated current corporate income taxes	(26,155)	(28,855)	(19,025)	(55,010)	(52,470)
Distributable Earnings, net of taxes	465,252	487,676	681,948	952,928	1,095,311
Less: Undistributed net realized investment income - KKR (ex-KFN)	(117,245)	(114,886)	(147,427)	(232,131)	(263,162)
Distributed Earnings	$348,007	$372,790	$534,521	$720,797	$832,149

Distributable Earnings, net of taxes per KKR & Co. L.P. common unit	$0.57	$0.60	$0.85	$1.17	$1.44

Distribution per KKR & Co. L.P. common unit	$0.42	$0.46	$0.67	$0.88	$1.10

Components of Distribution per KKR & Co. L.P. Common Unit

After-tax FRE	$0.07	$0.10	$0.09	$0.17	$0.24
Realized Cash Carry	$0.18	$0.22	$0.41	$0.40	$0.58
Distributed Net Realized Investment Income - KKR (ex-KFN)	$0.10	$0.09	$0.12	$0.19	$0.23
Distributed Net Realized Investment Income - KFN	$0.07	$0.05	$0.05	$0.12	$0.05

Fee and yield earnings distribution per KKR & Co. L.P. common unit	$0.15	$0.15	$0.15	$0.30	$0.31

Adjusted Units Eligible For Distribution	820,963,434	813,796,584	803,719,050

Payout Ratio	74.8%	76.4%	78.4%	75.6%	76.0%

KKR

Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of (i) total management, monitoring and transaction fees, net, plus incentive fees, less (ii) cash compensation and benefits, occupancy and related charges and other operating expenses. It is a measure of the operating earnings of KKR and its business segments before carried interest and related carry pool allocations and investment income and comprises a portion of KKR's quarterly distribution. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan (“Equity Incentive Plan”); (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items. After tax FRE represents FRE after deductions for current corporate and local income taxes and noncontrolling interests.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the Equity Incentive Plan and other securities that are exchangeable for common units of KKR & Co. L.P.; (v) the exclusion of certain non-recurring items; (vi) the exclusion of investment income (loss) relating to noncontrolling interests; and (vii) the exclusion of income taxes.

Fee and Yield Earnings is comprised of FRE and net interest and dividends from KKR’s business segments. This measure is used by management as a measure of the cash earnings of KKR and its business segments’ investment income. We believe this measure is useful to unitholders as it provides insight into the amount of KKR’s cash earnings, significant portions of which tend to be more recurring than realized carried interest and net realized gains from quarter to quarter.

Fee and Yield EBITDA is comprised of Fee and Yield Earnings before the impact of depreciation of fixed assets and core interest expense. This is used by management as another measure of the cash earnings of KKR and its business segments investment income. We believe this measure is also useful to unitholders as it provides insight into the amount of KKR’s cash earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized carried interest and realized investment income from quarter to quarter.

Net realized investment income – KKR (ex-KFN) refers to net cash income from (i) realized investment gains and losses excluding certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009, (ii) dividend income, and (iii) interest income net of interest expense in each case generated by KKR (excluding KFN). This term describes a portion of KKR’s quarterly distribution and excludes net realized investment income of KFN.

Net realized investment income – KFN refers to net cash income from (i) realized investment gains and losses, (ii) dividend income and (iii) interest income net of interest expense less certain general and administrative expenses incurred in the generation of net realized investment income in each case generated by KFN. This term describes a portion of KKR’s quarterly distribution.

Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority investments in subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, (iii) net realized investment income — KKR (ex-KFN) and (iv) net realized investment income — KFN; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and amounts available for distribution to KKR unitholders. However, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR’s fixed income products; (iv) the value of outstanding CLOs (excluding CLOs wholly-owned by KKR); and (v) the fair value of other assets managed by KKR. AUM excludes those assets managed by entities where KKR does not hold more than a 50% ownership interest. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds or CLOs, for only those funds or CLOs where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Equity invested is the aggregate amount of equity capital that has been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investments among its investment funds and carry-yielding co-investment vehicles and replaces committed dollars invested. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR’s investment funds, including investments made using investment financing arrangements.

Gross dollars invested is the aggregate amount of capital that has been invested by all of KKR’s Public Markets investment vehicles in our private credit non-liquid strategies and is used as a measure of investment activity for a portion of KKR’s Public Markets segment in a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of capital across private credit non-liquid strategies for all the investment vehicles in the Public Markets segment. Such amounts include capital invested by fund investors and co-investors with respect to which KKR’s Public Markets business is entitled to a fee or carried interest.

Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in equity invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the Equity Incentive Plan), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. On a segment basis, interest expense is included in net interest and dividends within total investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investment portfolio, including carried interest, as well as KKR’s overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from KKR & Co. L.P. partners’ capital on a GAAP basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

Return on equity measures the amount of net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing Economic Net Income (Loss), After Taxes on a trailing twelve-month basis by the average book value during the period.

Cash return on equity measures the amount of cash income generated as a percentage of capital invested in KKR’s business. Cash return on equity is calculated by dividing Distributable Earnings, net of taxes on a trailing twelve-month basis by the average book value during the period.

KKR
EXHIBIT A
KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

Uncalled Commitments
Private Markets
European Fund IV	$184,700
North America Fund XI	166,900
Energy Income and Growth Fund	157,200
Global Infrastructure Investors II	121,600
Real Estate Partners Americas	100,700
European Fund III	63,500
Asian Fund II	51,800
2006 Fund	22,700
Co-Investment Vehicles	69,700
Other Private Markets Funds	13,500
Total Private Markets Commitments	952,300

Public Markets
Special Situations Fund	19,600
Special Situations Fund II	142,900
Mezzanine Fund	7,000
Lending Partners	12,500
Lending Partners II	33,800
Lending Partners Europe	33,800
Other Alternative Credit Vehicles	65,600
Total Public Markets Commitments	315,200

Total Uncalled Commitments	$1,267,500

KKR
EXHIBIT B
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO ENI AFTER TAXES PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	June 30, 2015	March 31, 2015	June 30, 2014

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.84	$0.62	$0.47
Weighted Average Common Units Outstanding - Basic	446,794,950	434,874,820	377,542,161
Net income (loss) attributable to KKR & Co. L.P.	376,306	270,507	178,215
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	325,703	239,008	186,776
Plus: Non-cash equity-based charges	69,478	76,550	92,957
Plus: Amortization of intangibles and other, net	37,910	(2,790)	37,455
Plus: Income taxes	30,547	16,138	6,176
Economic net income (loss)	839,944	599,413	501,579
Less: Provision for income taxes	44,836	21,235	6,330
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	48,453	52,265	40,877
Economic net income (loss) after taxes	746,655	525,913	454,372
Weighted Average Adjusted Units	852,128,762	848,061,661	800,747,528
Economic net income (loss) after taxes per adjusted unit	$0.88	$0.62	$0.57

	Six Months Ended
	June 30, 2015	June 30, 2014

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$1.47	$1.16
Weighted Average Common Units Outstanding - Basic	440,867,813	335,748,498
Net income (loss) attributable to KKR & Co. L.P.	646,813	388,256
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	564,711	487,590
Plus: Non-cash equity-based charges	146,028	170,485
Plus: Amortization of intangibles and other, net	35,120	57,624
Plus: Income taxes	46,685	27,878
Economic net income (loss)	1,439,357	1,131,833
Less: Provision for income taxes	66,071	42,911
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	100,718	80,230
Economic net income (loss) after taxes	1,272,568	1,008,692
Weighted Average Adjusted Units	850,106,448	762,873,784
Economic net income (loss) after taxes per adjusted unit	$1.50	$1.32

KKR
EXHIBIT B (CONTINUED)
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD EARNINGS, FEE AND YIELD EBITDA, TOTAL DISTRIBUTABLE EARNINGS, AND TOTAL EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	June 30, 2015	March 31, 2015	June 30, 2014

Net income (loss) attributable to KKR & Co. L.P.	$376,306	$270,507	$178,215
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	325,703	239,008	186,776
Plus: Non-cash equity-based charges	69,478	76,550	92,957
Plus: Amortization of intangibles and other, net	37,910	(2,790)	37,455
Plus: Income taxes	30,547	16,138	6,176
Economic net income (loss)	839,944	599,413	501,579
Plus: Income attributable to segment noncontrolling interests	4,383	3,622	3,206
Less: Total investment income (loss)	383,650	220,621	162,158
Less: Net carried interest	355,136	265,108	248,902
Fee related earnings	105,541	117,306	93,725
Plus: Net interest and dividends	75,406	50,675	60,432
Fee and yield earnings	180,947	167,981	154,157
Plus: Depreciation and amortization	3,918	3,881	4,140
Plus: Core interest expense	30,750	25,332	19,205
Fee and yield EBITDA	215,615	197,194	177,502
Less: Depreciation and amortization	3,918	3,881	4,140
Less: Core interest expense	30,750	25,332	19,205
Less: Net interest and dividends	75,406	50,675	60,432
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	151,336	181,455	333,293
Plus: Net realized investment income - KKR (ex-KFN)	195,408	191,477	245,711
Plus: Net realized investment income - KFN	56,258	39,865	36,382
Less: Local income taxes and noncontrolling interests	17,136	13,572	8,138
Total distributable earnings	491,407	516,531	700,973
Plus: Depreciation and amortization	3,918	3,881	4,140
Plus: Core interest expense	30,750	25,332	19,205
Plus: Local income taxes and noncontrolling interests	17,136	13,572	8,138
Total EBITDA	$543,211	$559,316	$732,456

	Six Months Ended
	June 30, 2015	June 30, 2014

Net income (loss) attributable to KKR & Co. L.P.	$646,813	$388,256
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	564,711	487,590
Plus: Non-cash equity-based charges	146,028	170,485
Plus: Amortization of intangibles and other, net	35,120	57,624
Plus: Income taxes	46,685	27,878
Economic net income (loss)	1,439,357	1,131,833
Plus: Income attributable to segment noncontrolling interests	8,005	6,408
Less: Total investment income (loss)	604,271	440,809
Less: Net carried interest	620,244	451,989
Fee related earnings	222,847	245,443
Plus: Net interest and dividends	126,081	71,596
Fee and yield earnings	348,928	317,039
Plus: Depreciation and amortization	7,799	8,175
Plus: Core interest expense	56,082	37,605
Fee and yield EBITDA	412,809	362,819
Less: Depreciation and amortization	7,799	8,175
Less: Core interest expense	56,082	37,605
Less: Net interest and dividends	126,081	71,596
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	332,791	449,423
Plus: Net realized investment income - KKR (ex-KFN)	386,885	438,603
Plus: Net realized investment income - KFN	96,123	36,382
Less: Local income taxes and noncontrolling interests	30,708	22,070
Total distributable earnings	1,007,938	1,147,781
Plus: Depreciation and amortization	7,799	8,175
Plus: Core interest expense	56,082	37,605
Plus: Local income taxes and noncontrolling interests	30,708	22,070
Total EBITDA	$1,102,527	$1,215,631

KKR
EXHIBIT B (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	June 30, 2015	December 31, 2014

KKR & Co. L.P. partners’ capital	$5,947,415	$5,382,691
Noncontrolling interests held by KKR Holdings L.P.	4,827,384	4,661,679
Equity impact of KKR Management Holdings Corp. and other	108,448	73,855

Book value	10,883,247	10,118,225
Adjusted units	852,145,905	838,020,974
Book value per adjusted unit	$12.77	$12.07

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (UNAUDITED)
(Amounts in thousands)
	As of	As of
	June 30, 2015	December 31, 2014

Cash and cash equivalents	$1,824,686	$918,080
Liquid short-term investments	201,093	203,305
Cash and short-term investments	$2,025,779	$1,121,385

KKR
EXHIBIT C
RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING - BASIC TO WEIGHTED AVERAGE ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Weighted Average GAAP Common Units Outstanding - Basic	446,794,950	434,874,820	377,542,161
Adjustments:
Weighted Average Unvested Common Units and Other Securities (a)	35,856,541	37,350,524	32,637,677
Weighted Average GAAP Common Units Outstanding - Diluted	482,651,491	472,225,344	410,179,838
Adjustments:
Weighted Average KKR Holdings Units (b)	369,477,271	375,836,317	390,567,690
Weighted Average Adjusted Units	852,128,762	848,061,661	800,747,528

	Six Months Ended
	June 30, 2015	June 30, 2014
Weighted Average GAAP Common Units Outstanding - Basic	440,867,813	335,748,498
Adjustments:
Weighted Average Unvested Common Units and Other Securities (a)	36,599,407	32,128,551
Weighted Average GAAP Common Units Outstanding - Diluted	477,467,220	367,877,049
Adjustments:
Weighted Average KKR Holdings Units (b)	372,639,228	394,996,735
Weighted Average Adjusted Units	850,106,448	762,873,784

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING - BASIC TO ADJUSTED UNITS AND ADJUSTED UNITS ELIGIBLE FOR DISTRIBUTION (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units and Adjusted Units Eligible for Distribution.

	As of	As of
	June 30, 2015	December 31, 2014
GAAP Common Units Outstanding - Basic	450,396,361	433,330,540
Unvested Common Units and Other Securities (a)	34,262,715	27,493,685
GAAP Common Units Outstanding - Diluted	484,659,076	460,824,225
Adjustments:
KKR Holdings Units (b)	367,486,829	377,196,749
Adjusted Units	852,145,905	838,020,974
Adjustments:
Unvested Common Units and Unvested Other Securities (a)	(31,182,471)	(24,373,441)
Adjusted Units Eligible For Distribution	820,963,434	813,647,533

(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan and other securities that are exchangeable into KKR & Co. L.P common units. The issuance of common units of KKR & Co. L.P. pursuant to such equity awards or other securities dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Kohlberg Kravis Roberts & Co. L.P.
Investor Relations:
Craig Larson, +1-877-610-4910 (U.S.)
+1-212-230-9410
investor-relations@kkr.com
or
Media:
Kristi Huller, +1-212-750-8300
media@kkr.com